     SHARES OF                                                 SHARES OF
BENEFICIAL INTEREST                                       BENEFICIAL INTEREST

     WITHOUT                                                     WITHOUT
    PAR VALUE                                                   PAR VALUE

ORGANIZED UNDER THE LAWS
    OF THE COMMONWEALTH                       THIS CERTIFICATE IS TRANSFERABLE
      OF MASSACHUSETTS                        IN BOSTON AND IN NEW YORK CITY

                                                    C U S I P   55274E 10 2
                                            SEE REVERSE FOR CERTAIN DEFINITIONS

                                                  MFS SPECIAL VALUE TRUST

THIS CERTIFIES THAT





IS THE OWNER OF

           FULLY PAID AND NON-ASSESSABLE SHARES OF BENEFICIAL INTEREST OF

MFS SPECIAL VALUE TRUST, transferable on the books of the Trust by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Declaration of Trust and By-Laws of the Trust, each as from time to time amended, (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
         Witness the facsimile seal of the Trust and the facsimile signatures of its duly authorized officers.

Dated:                                           MFS SPECIAL VALUE TRUST

COUNTERSIGNED AND REGISTERED:                    BY:
       STATE STREET BANK AND TRUST COMPANY
                     (BOSTON)               TRANSFER AGENT
                                            AND REGISTRAR



BY:                     W. THOMAS LONDON               A. KEITH BRODKIN
                        W. Thomas London               A. Keith Brodkin
AUTHORIZED SIGNATURE      TREASURER                        PRESIDENT